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                                  EXHIBIT (12)
                                 PS GROUP, INC.
                        1995 ANNUAL REPORT ON FORM 10-K



                             COMPUTATION OF RATIOS


     The debt to equity ratios set forth on page 1 of the Company's 1995 Annual Report to Stockholders are derived by dividing stockholders' equity into total debt for each year.